Exhibit T3B.1

Action by Unanimous Written Consent
of the
Sole Member

Effective immediately, the Limited Liability Company Agreement set forth on Exhibit A hereto shall constitute the LLC Agreement of each of  the limited  liability companies set forth on Exhibit B hereto.

Executed this 2nd day of August, 2016

/s/ Jane Manning
Jane Manning, Associate General Counsel and Assistant Secretary Frontier Communications Corporation

Exhibit A

This Limited Liability Company Agreement (this “Agreement”) is entered into by Frontier Communications Corporation, a Delaware corporation, as the sole member (the “Member”).

ARTICLE I
THE LIMITED LIABILITY COMPANY

Section 1.1 Formation. The Company was formed as a limited liability company under the laws of the state by the filing of a certificate of formation.

Section 1.2 Purpose. The Company was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

Section 1.3 Powers of the Company. Subject to any limitations set forth in this amended and restated Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 1.3.

Section 1.4 Qualification in Other Jurisdictions. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 1.5 Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the thirty-first day of December each year.

Section 1.6 Taxation. The Company shall not be, and the Member and the Board of Directors (as defined below) shall not permit the Company to elect to be, treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes, including without limitation by electing to treat the Company as an association taxable as a corporation under Treasury Regulations section 301.7701-3(a) or any corresponding provision of state or local law.

ARTICLE II
THE MEMBER

Section 2.1 The Member. The name and mailing address of the Member are set forth in Schedule I hereto.

Section 2.2 Interests of Member. The Member is the holder of one hundred (100) limited liability company interests in the Company, representing 100% of the outstanding limited liability company interests in the Company.

Section 2.3 Actions by the Member. Any action or approval required by the Member shall be taken by the written consent of the Member. A copy of the action taken by written consent shall be filed with the records of the Company.

Exhibit A

Section 2.4 Power of Member. The Member shall have only the rights and power expressly granted to the Member pursuant to the terms of this Agreement. The approval or consent of the Member shall not be required in order to authorize the taking of any action by the Company except and only to the extent that (i) this Agreement shall expressly otherwise provide, (ii) such approval or consent shall be required by non-waivable provisions of the Act or (iii) the Board of Directors shall determine that obtaining such approval or consent would be appropriate or desirable. The Member (acting in its capacity as such) shall not have any authority to bind the Company to any third party with respect to any matter, except as authorized in accordance herewith. The Member shall exercise its powers with respect to the Company only through the appointment of directors, except as otherwise required by the Act.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1 Number and Term of Office. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors (the “Board of Directors”). The Board of Directors shall consist of not less than one (1) nor more than ten (10) directors. Directors shall be natural persons of full age. The Board of Directors shall have discretion to manage and control the business and affairs of the Company, to make decisions affecting the business and affairs of the Company, and to take actions as it deems necessary or appropriate to accomplish the purposes of the Company and to exercise all of the power and authority that limited liability companies may take under the Act; provided, however, that there shall be reserved to the Member the powers that, under the Act, are reserved to a non-managing Member.

Section 3.2 Election of Board. The directors shall be chosen by the Member. The initial directors of the Company shall be as set forth on Annex A hereto. At an annual meeting, each director shall be elected by the Member to serve until his or her respective successors shall be elected and shall qualify or until his or her earlier death, resignation or removal. Each director is hereby designated as a “manager” (within the meaning of the Act) of the Company.

Section 3.3 Meetings of the Board. The Board of Directors shall meet from time to time to discuss the business of the Company. Written notice of every meeting of the Board of Directors shall be given personally, by mailing or by electronically transmitting the same at least forty-eight (48) hours before the time named for such meeting, except that notice of a special meeting of the Board of Directors may instead be given by electronically transmitting or telephoning the same, at least twenty-four (24) hours before the time named for such meeting. Such notice shall specify the place, day and hour of the meeting, and shall also state the nature of the business to be transacted at a special meeting or if otherwise required by law. Regular meetings of the Board of Directors may be held at such times as the Board of Directors may determine by resolution. Unless otherwise specified by resolution of the Board of Directors, if any day fixed for a regular meeting shall be a legal holiday, then the meeting shall be held at the same hour and place on the immediately preceding business day which is a not a legal holiday. Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer, and shall be called upon the written request of any two or more directors delivered to the Secretary. Upon receipt of such request, it shall be the duty of the Secretary promptly to issue the call for such meeting.

Exhibit A

Section 3.4 Quorum and Acts of the Board. At all meetings of the Board of Directors, a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may otherwise be specifically provided by statute.

Section 3.5 Resignation. Any director may resign at any time by giving written notice to the Company. The resignation of any director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Member or the remaining directors shall not be necessary to make it effective.

Section 3.6 Removal of Directors. If at any time the Member desires to remove, with or without cause, any director, the Member shall have the power to take all such actions promptly as shall be necessary or desirable to cause the removal of such director. Any vacancy caused by any such removal may be filled in accordance with Section 3.7.

Section 3.7 Vacancies. Vacancies in the Board of Directors, whether or not caused by an increase in the number of directors, may be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a director until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any director may resign at any time upon written notice to the Company.

Section 3.8 Directors as Agents. The directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the directors taken in accordance with such powers shall bind the Company.

Section 3.9 General Powers. The Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, or by this Agreement, directed or required to be exercised and done by the Member. The Board of Directors may adopt and enforce such rules and regulations, not inconsistent herewith, as they may deem necessary for the conduct of the Company’s business. The Board of Directors may, from time to time, designate one of its members to serve as Chairman, with such duties as the Board of Directors shall specify. The Chairman or, if the position is vacant, the Chief Executive Officer, shall preside at all meetings of the Board of Directors.

Exhibit A

Section 3.10 Committees of Directors. The Board of Directors may, by resolution passed by unanimous consent of the directors, designate one or more committees. Such resolution shall specify the duties and quorum requirements of such committees, each such committee to consist of one or more of the directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.11 Committee Meetings. At any meeting of a committee a majority of the members of such committee shall constitute a quorum. Each committee may fix the time and place of its regular meetings, and after such time and place shall have been fixed, no notice of such regular meetings shall be necessary. Special meetings of a committee may be called by the committee chairman. Notice of the time and place of every special meeting of a committee shall be given by the Secretary to each member of the committee in the manner prescribed in Section 3.3 for special meetings of the whole Board of Directors.

Section 3.12 Action by Written Consent. Any action which could be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting, without prior notice and without a vote if consented to in writing or by electronic transmission by directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all directors entitled to vote thereon were present and voted. Any such consent shall be filed by the Secretary of the Company with the minutes of the proceedings of the Board of Directors or the appropriate committee.

Section 3.13 Emergency Authority. The Board of Directors may adopt emergency succession rules which make advance provision for the continuity and authority of the Company’s management in the event of a major catastrophe, such as a nuclear attack, or other disaster resulting in the loss or unavailability of officers of the Company, and in the event of such a major catastrophe or disaster, the terms of any such rules have the same effect as if included in this Agreement and shall supersede the terms of this Agreement and any resolutions of the Board of Directors, to the extent that they may be inconsistent therewith, until the Board of Directors can be convened pursuant to such rules.

Section 3.14 Telecommunications. One or more directors may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear and speak to each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

Section 4.1 Executive Officers. The officers of the Company shall be (i) one or more of any of the following: a Chairman or a Vice-Chairman of the Board of Directors or a Chief Executive Officer, President or Vice President (or such other officer as may be duly authorized to exercise the duties, respectively, ordinarily exercised by the Chief Executive Officer, President or Vice President), (ii) a Secretary, (iii) a Treasurer, and (iv) such other officers as may from time to time be elected by the Board of Directors or appointed in accordance with this Agreement. One person may hold more than one office. Officers may be, but need not be, directors or members of the Company. The initial officers of the Company shall be as set forth on Annex B hereto.

Exhibit A

Section 4.2 Election and Term of Office. The officers of the Company shall be elected by the Board of Directors for such terms as may be specified by the Board of Directors, and each such officer shall hold such office until such officer’s successor shall have been elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Company and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of an officer elected by the Board of Directors becomes vacant for any reason, the vacancy may be filled by the Chief Executive Officer on an interim basis until the next meeting of the Board of Directors, at which time the position shall be filled by the Board of Directors.

Section 4.3 Reserved.

Section 4.4 Removal of Officers, Agents or Employees. Any officer, subordinate officer, agent or employee of the Company may be removed, or his or her authority revoked, by resolution of the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. Any subordinate officer, agent or employee likewise may be removed by the Chief Executive Officer or President.

Section 4.5 Reserved.

Section 4.6 Secretary. The Secretary, or an Assistant Secretary, shall attend all meetings of the Member and of the Board of Directors and shall record the proceedings of the Member and directors; see that notices are given and reports properly kept and filed by the Company as required by law; be the custodian of the seal of the Company and attest or cause to be attested documents on behalf of the Company under its seal; and in general, perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. The Secretary may appoint one or more Assistant Secretaries with such powers and duties as the Board of Directors, the Chief Executive Officer, the President or the Secretary shall from time to time determine.

Section 4.7 The Treasurer. The Treasurer, or an Assistant Treasurer, shall have or provide for the custody of the funds and other property of the Company and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company; collect and receive, or provide for the collection and receipt of, moneys earned by or in any manner due to or received by the Company; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as may be designated from time to time by the Board of Directors or the Chief Executive Officer pursuant to its authority; whenever so required by the Board of Directors, render an account showing his or her transactions as Treasurer and the financial condition of the Company; and, in general, discharge such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. The Treasurer may appoint one or more Assistant Treasurer with such powers and duties as the Board of Directors, the Chief Executive Officer or the Treasurer shall from time to time determine.

Exhibit A

Section 4.8 Chief Financial Officer. The Chief Financial Officer, if one shall have been elected or appointed, shall have custody and charge of all books of account, except those required by the Treasurer in keeping records of the work of the Treasurer’s office, and shall have supervision over subsidiary accounting records, wherever located. The Chief Financial Officer shall have access to all books of account, including the Treasurer’s records, for purposes of audit and for obtaining information necessary to verify or complete the records of the Controller’s office. Unless otherwise provided by the Board of Directors, the Chief Financial Officer shall certify to authorization and approvals pertaining to vouchers and shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer. With the approval of the Chief Executive Officer, the Chief Financial Officer may designate one or more persons to perform all of the Chief Financial Officer’s duties as may be found necessary to delegate in the ordinary course of the business or in the event of the absence or disability of the Chief Financial Officer.

Section 4.9 Delegation of Duties. The Chief Executive Officer may delegate duties to other officers, subordinate officers, employees or agents and may similarly provide for the re-delegation thereof.

Section 4.10 Reliance by Third Parties. Any person dealing with the Company or any officer may rely upon a certificate signed by the Chief Financial Officer, Chief Executive Officer, Secretary or any Vice President or any Assistant Secretary as to:

(a)         the identity of any Member, director, or other officer;

(b)         the existence or non-existence of any fact or facts which constitute a condition precedent to acts by any other officer, director, or the Board of Directors, or which are in any other manner germane to the affairs of the Company;

(c)          the persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(d)         any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

ARTICLE V
CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

Section 5.1 Membership Interest. Upon the request of the Member, the Member shall be entitled to have a certificate signed by an officer in accordance with Section 8.7 in the form attached hereto as Annex C representing the number of limited liability company interests held by the Member.

Section 5.2 Additional Capital Contributions. The Member shall have the right, but not the obligation, to make capital contributions to the Company in the form of cash, services or otherwise, at the times and in the amounts determined by the Member.

Exhibit A

Section 5.3 Distributions. Distributions may be made to the Member at the times and in the aggregate amounts determined by the Board of Directors. Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member if such distribution would violate § 18-607 of the Act or any other applicable law.

ARTICLE VI
DISSOLUTION, ASSIGNMENT AND TRANSFER

Section 6.1 Dissolution. The Company shall be dissolved upon the earliest to occur of any of the following: (a) the sale, transfer or other disposition of all the assets of the Company, (b) the decision of the Member to dissolve the Company or (c) the entry of a decree of judicial dissolution under § 18-802 of the Act.

Section 6.2 Termination. The Company shall terminate when the winding up of the Company’s affairs has been completed, all of the Company’s assets have been distributed and the Certificate of Formation has been canceled, all in accordance with the Act.

Section 6.3 Assignments. The Member shall be permitted to transfer all or part of its interest in the Company to any person or entity that assumes all or such portion of the Member’s obligations under this Agreement.

Section 6.4 Resignation. The Member may only resign from the Company if it has transferred all of its interest in the Company to another person or entity.

Section 6.5 Additional Members. The Company may admit any person as an additional member of the Company with the consent of the Member.

ARTICLE VII
LIABILITY, EXCULPATION, INDEMNIFICATION

Section 7.1 Liability of the Member and Directors.

(a)          Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

(b)         Neither the Member, or the managers, or any officers, directors, shareholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a “Covered Person” and, collectively, the “Covered Persons”), shall be liable to the Company for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that a Covered Person shall be liable for any loss, liability, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

Exhibit A

Section 7.2 Fiduciary Duty.

(a)          To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, a Covered Person acting under this Agreement shall not be liable to the Company for such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise. To the fullest extent permitted by applicable law (including Section 18-1101(c) of the Act) and except as otherwise provided herein, no manager, director or Member (or any of its Affiliates) shall have any duty (fiduciary or otherwise), at law or in equity, or any liability relating thereto, to the Company, or to any other Member (or Affiliate thereof) with respect to or in connection with the Company or its business or affairs. To the fullest extent permitted under the Global Act, it is expressly acknowledged and agreed that Covered Persons may act in accordance with the interests of the Member (or any of its Affiliates) that appointed such Covered Person in considering matters that may come before the Covered Persons for their consideration and shall have no liability to the Company or the other Members for breach of the fiduciary duty of loyalty as a result of any action taken or approval given by a Covered Person that inures to the benefit of the Member (or any of its Affiliates) that appointed such Covered Person.

(b)         A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person’s or entity’s professional or expert competence.

Section 7.3 Indemnification of Covered Persons in Third Party Proceedings. The Company shall indemnify any person who was or is a Covered Person (which shall mean for purposes of this Article a director or officer of the Company) and who was or is a party or is threatened to be made a party to any “third party proceeding” (which shall include for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company) by reason of the fact that such person was or is a Covered Person of the Company, against expenditures (which shall include for purposes of this Article attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding), had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the Covered Person (i) did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company or (ii) with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

Exhibit A

Section 7.4 Indemnification of Covered Persons in Company Proceedings. The Company shall indemnify any person who was or is a Covered Person and who was or is a party or is threatened to be made a party to any “company proceeding” (which shall include for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor and any investigative proceeding by the Company) by reason of the fact that such person was or is a Covered Person of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company unless and only to the extent that the Court of Chancery or the court in which such company proceedings was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.5 Mandatory Indemnification of Covered Persons. To the extent that a Covered Person of the Company has been successful on the merits or otherwise in defense of any third party or other proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Section 7.6 Determination of Entitlement to Indemnification. Any indemnification under Section 7.3, 7.4, or 7.5 hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.3 or 7.4 or has been successful on the merits or otherwise as set forth in Section 7.5 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(a)          By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or

(b)         If such quorum is not obtainable or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

(c)         By the Member.

Section 7.7 Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or company proceeding shall be paid on behalf of a Covered Person by the Company in advance of the final disposition of such third party or corporate proceeding and within 30 days of receipt by the Secretary of the Company of (i) an application from such Covered Person setting forth the basis for such application, and (ii) if required by law at the time such application is made, an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under this Article. The financial ability of such Covered Person to make such repayment shall not be a prerequisite to the making of an advance.

Exhibit A

Section 7.8 Scope of Article. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall (i) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of the Member or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, (ii) unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Covered Person and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.9 Reliance on Provisions. Each person who shall act as a Covered Person of the Company shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article.

Section 7.10 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Covered Person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Waiver of Notice. Except as otherwise  provided  by law or the Certificate of Formation, any notice required to be given under the provisions of this Agreement, or otherwise, may be waived in writing by the Member, director or officer to whom such notice is required to be given, either before or after the meeting or action of which notice is waived. Attendance of the Member and of any director or officer at any meeting shall constitute a waiver of notice of such meeting except where a person entitled to notice attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. The Member or director who signs a written consent, in lieu of a meeting, as provided for in this Agreement, shall be deemed to have waived any notice of such meeting.

Section 8.2 Checks, Notes, Etc. All checks, notes and evidences of indebtedness of the Company shall be signed by such person or persons as the Board of Directors may from time to time designate or the Board of Directors  may adopt a single symbol  to be affixed  to such documents. In either case, the signature of such person or persons, or a symbol, if such is adopted, and any facsimile or facsimiles thereof, shall be an “authorized signature” of the Company and shall be affixed to such checks, notes, and evidence of indebtedness in such manner, and by such persons, as the Board of Directors shall authorize.

Exhibit A

Section 8.3 Amendment. This Agreement may be amended, altered or repealed, or a new Agreement may be adopted by the Member or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed amendment, alteration, repeal or adoption of a new agreement be contained in the notice of such special meeting. Notwithstanding the foregoing, no amendment, modification or supplement (taken together with all previous amendments, modifications or supplements) shall materially adversely affect a Member on a discriminatory basis without such Member’s consent. The Company shall notify the Member after any such amendment, modification or supplement has taken effect.

Section 8.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their successors and permitted assigns.

Section 8.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

Section 8.6 No Third-Party Beneficiaries. Except as provided in Article VII with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns.

Section 8.7 Certificates.

(a)          General. The Member shall be entitled to a certificate representing its interest in the Company in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by an officer of the Company, which signature may be a facsimile thereof. In case the officer of the Company who has signed or whose facsimile signature has been place on such certificate shall have ceased to be an officer of the Company before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer of the Company at the time of its issue. The certificate shall contain a legend with respect to any restrictions on transfer.

(b)          Application of Article 8 of the Uniform Commercial Code. Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of [State of Filing], and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of [State of Filing], (the “UCC”), such provision of Article 8 of the UCC shall control.

Exhibit A

Each certificate evidencing an interest in the Company shall bear the following legend:

“[Name of the Limited Liability Company] (the “Company”) hereby certifies that                                 (the “Holder”) is the registered owner of [ • ]% of the limited liability company interests in the Company (the “Interests”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF APRIL 1, 2016, AS THE SAME MAYBE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests.”

The Certificate shall be governed by and construed in accordance with the laws of the State [State of Filing] without regard to principles of conflicts of laws.

No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

Exhibit A

SCHEDULE I

Name and Address	Common Interests	Percentage Interests
Frontier Communications Corporation 401 Merritt 7 Norwalk, CT 06851	100	100%

Exhibit A

Annex A

Director(s)

Daniel J. McCarthy
John M. Jureller

Exhibit A

Annex B

Name	Office(s)
Daniel J. McCarthy	President and Chief Executive Officer
Kathleen Abernathy	Vice President, External Affairs
Steve Gable	Vice President, Chief Technology Officer
John M. Jureller	Vice President and Chief Financial Officer
John Lass	Vice President, Field Operations
Mark D. Nielsen	Vice President, General Counsel and Secretary
Kathleen Weslock	Vice President, Chief People Officer
Donald W. Daniels, Jr.	Vice President and Controller
Heath Simpson	Vice President, Corporate Development
John Gianukakis	Vice President and Treasurer
George McArthur	Vice President, Tax
Kenneth Arndt	Vice President, Area President
Michael Flynn	Vice President, Area President
Robert Pero	Vice President, Area President
Rebecca Potts	Vice President, Area President
Gregory Stephens	Vice President, Area President
Melinda White	Vice President, Area President
Jeffrey Connor	Assistant Secretary
John Greifzu	Assistant Secretary
Jane Manning	Assistant Secretary
Farah Mollo	Assistant Secretary
Kevin Saville	Assistant Secretary
Joseph Starsick	Assistant Secretary
Frederick Thomas	Assistant Secretary
George Thomson	Assistant Secretary
Barry Wisset	Assistant Secretary
Jessica Matushek	Director, Regulatory Filings

Exhibit A

Annex C

[Name of the Limited Liability Company)

CERTIFICATE OF MEMBERSHIP INTEREST

[Name of the Limited Liability Company] (the “Company”) hereby certifies that                                                           (the “Holder”) is the registered owner of             % of the limited liability company interests in the Company (the “Interests”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF                            ,             , AS THE SAME MAYBE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED  AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests.

This Certificate shall be governed by and construed in accordance with the laws of the State of [State of Filing] without regard to principles of conflicts of laws.

The undersigned certifies that [                   ] is the holder of [            ] limited liability company interests in [Name of Limited Liability Company] (the “Company”).

The limited liability company interests represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by power of attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and signed this             day of                     ,                             .

[Name of Limited Liability Company]

By:
Name:
Title:

Exhibit B

Entity Name	Domestic Jurisdiction
Citizens Directory Services Company L.L.C.	Delaware
Citizens Newtel, LLC	Delaware
Citizens Telecommunications Company of Minnesota, LLC	Delaware
CU Capital LLC	Delaware
Electric Lightwave NY, LLC	Delaware
Fairmount Cellular LLC	Georgia
Frontier Communications of Alabama, LLC	Alabama
Frontier Communications of Breezewood, LLC	Pennsylvania
Frontier Communications of Canton, LLC	Pennsylvania
Frontier Communications of Fairmount LLC	Georgia
Frontier Communications of Georgia LLC	Georgia
Frontier Communications of Iowa, LLC	Iowa
Frontier Communications of Lakewood, LLC	Pennsylvania
Frontier Communications of Lamar County, LLC	Alabama
Frontier Communications of Mondovi, LLC	Wisconsin
Frontier Communications of Oswayo River LLC	Pennsylvania
Frontier Communications of Pennsylvania, LLC	Pennsylvania
Frontier Communications of the Carolinas LLC	Delaware
Frontier Communications of Thorntown, LLC	Indiana
Frontier Communications of Viroqua, LLC	Wisconsin
Frontier Communications of Wisconsin LLC	Wisconsin
Frontier Communications - St. Croix LLC	Wisconsin
Frontier Directory Services Company, LLC	Delaware
Frontier Florida LLC	Florida
Frontier Mobile LLC	Delaware
Rhinelander Telecommunications, LLC	Wisconsin
Rhinelander Telephone LLC	Wisconsin